UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 11, 2010, Aon Corporation (“Aon”), Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon, and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Hewitt with Alps Merger Corp. (the “Merger”).

Pursuant to the terms of the Merger Agreement, on September 27, 2010, the Board of Directors of Aon (the “Board”) adopted a resolution, effective as of the effective time of the Merger, (i) providing that the size of the Board be expanded from fourteen directors to sixteen directors and (ii) electing Cheryl A. Francis and Judson C. Green as directors of Aon to serve until Aon’s 2011 annual meeting of stockholders.  The Board has not yet determined the Committees of the Board on which Ms. Francis and Mr. Green will serve.  Upon joining the Board, Ms. Francis and Mr. Green will be compensated for their service on the Board in the same manner as Aon’s other directors.  For a description of Aon’s director compensation programs, see “2009 Director Compensation” in Aon’s Proxy Statement for the 2010 Annual Meeting of Stockholders held on May 21, 2010, filed with the Securities and Exchange Commission on April 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 1, 2010	Aon Corporation

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary